ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Annual Report on Form 10-K of The Ziegler Companies, Inc. of our report dated February 26, 1999, included in the 1998 Annual Report to Shareholders of The Ziegler Companies, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-39543) of The Ziegler Companies, Inc. and related Prospectus pertaining to The Ziegler Company, Inc.'s 1989 Employees' Stock Purchase Plan and in the Registration Statement (Form S-8, No. 33-74636) of The Ziegler Companies, Inc. and related Prospectus pertaining to The Ziegler Companies, Inc. 1993 Employees' Stock Incentive Plan, of our report dated February 26, 1999, with respect to the financial statements of The Ziegler Companies, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998.

We also consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-42723) of Ziegler Collateralized Securities, Inc. and related Prospectus of our report dated February 26, 1999, with respect to the financial statements of The Ziegler Companies, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                    /s/ ARTHUR ANDERSEN LLP
                                    ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin,
March 23, 1999.